Exhibit 99.1

Aquestive Therapeutics Licenses Riluzole Oral Film to Zambon for Development and Commercialization in the EU for Patients with ALS

Warren, NJ, November 13, 2019 – Aquestive Therapeutics, Inc. (NASDAQ: AQST), a specialty pharmaceutical company focused on developing and commercializing differentiated products that meet patients’ unmet needs and solve therapeutic problems, today announced that it granted a license to Zambon S.p.A. for the development and commercialization of Riluzole Oral Film (ROF) in the European Union for the treatment of amyotrophic lateral sclerosis (ALS).  Zambon is a multinational pharmaceutical company strongly committed to innovating cure and care to make patients’ lives better, with a focus on the central nervous system (CNS) therapeutic area.

ROF, utilizing Aquestive’s proprietary PharmFilm® technology, is being developed for the treatment of ALS, a debilitating disease affecting as many as 30,000 Americans1 and 52,000 Europeans2. Once approved, ROF may potentially fulfill a critical need for ALS patients, given it can be administered safely and easily, twice daily, without water. Development initiatives conducted by Aquestive have included studies demonstrating ROF’s pharmacokinetic bioequivalence to the reference listed drug, Rilutek®, as well as additional studies to assess patients’ ability to swallow ROF. The product is currently under review by the U.S. Food and Drug Administration (FDA) for marketing approval in the United States and has an anticipated PDUFA date of November 30, 2019.  ROF received FDA orphan drug designation in January 2018.

“We are pleased to announce our collaboration with Zambon to develop and commercialize ROF in the European Union.  Once approved, we believe that Riluzole, via our orally administered dosage form, can bring meaningful and positive change for the care of patients who are diagnosed with ALS and face difficulties swallowing or administering traditional forms of medication.  It is important to us that patients in the European Union have access to this medication.  Zambon is well positioned to commercialize this product in the EU given its capabilities,” said Keith J. Kendall, Chief Executive Officer of Aquestive.

“We are proud to announce that Zambon will register and commercialize in the European Union Riluzole Oral Film. Thanks to this collaboration with Aquestive, Zambon will further strengthen its commitment to orphan diseases and to the CNS area, enriching its portfolio with a new formulation that will concretely help patients. Zambon is committed to improve people’s quality of life through innovative medicines and modern therapeutic solutions where they are mostly needed,” said Roberto Tascione, CEO of Zambon S.p.A.

Under the terms of the license agreement, Zambon will pay to Aquestive an undisclosed upfront payment for the development and commercialization rights for ROF in the EU, along with additional development and sales milestone payments and low double digit royalties on net sales of the product in the EU.  Zambon will be responsible for the regulatory approval and marketing of ROF in the EU and Aquestive will be responsible for the development and manufacturing of the product.

About Aquestive Therapeutics
Aquestive Therapeutics is a specialty pharmaceutical company that applies innovative technology to solve therapeutic problems and improve medicines for patients. Aquestive is advancing a late-stage proprietary product pipeline to treat CNS conditions and provide alternatives to invasively administered standard of care therapies. The Company also collaborates with other pharmaceutical companies to bring new molecules to market using proprietary, best-in-class technologies, like PharmFilm®, and has proven capabilities for drug development and commercialization.

About Zambon S.p.A.
Zambon is a multinational pharmaceutical company that focuses on innovation and development with the aim to improve patients’ lives. Based on a valuable heritage and strongly focused on the future, its goal is to improve people’s health through the development of innovative and quality healthcare solutions.

Zambon products are commercialized in 87 countries. The company has 20 subsidiaries in three different continents – Europe, America and Asia – and owns manufacturing units in Italy, Switzerland, China and Brazil. The company today has a strong focus on the treatment of rare diseases and specialties, on top of respiratory, pain management and women’s care. Zambon was established in 1906 in Italy and today counts 2,500 employees all over the world. For further information, please visit www.zambon.com

PharmFilm® and the Aquestive logo are registered trademarks of Aquestive Therapeutics, Inc.  All other trademarks referenced herein are the property of their respective owners.

Forward-Looking Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “may,” “will,” or the negative of those terms, and similar expressions, are intended to identify forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding therapeutic benefits and plans and objectives for regulatory approval of Riluzole Oral Film and other product candidates; statements about our growth and future financial and operating results and financial position, ability to advance Riluzole Oral Film and our other product candidates to the market, regulatory approvals and pathways, clinical trial timing and plans, short-term and long-term liquidity and cash requirements, cash funding and cash burn, business strategies, market opportunities, and other statements that are not historical facts.

These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks associated with the Company’s development work, including any delays or changes to the timing, cost and success of our product development activities and clinical trials; risk of delays in FDA or other governmental approval of our drug candidates or failure to receive approval; risk inherent in commercializing a new product (including technology risks, financial risks, market risks and implementation risks and regulatory limitations); risk that a competitor obtains orphan drug exclusivity and blocks our product for the same indication for seven years; risk of development of our sales and marketing capabilities; risk of legal costs associated with and the outcome of our patent litigation challenging third party at risk generic sale of our proprietary products; risk of sufficient capital and cash resources, including access to available debt and equity financing and revenues from operations, to satisfy all of our short-term and longer term cash requirements and other cash needs, at the times and in the amounts needed; risk of failure to satisfy all financial and other debt covenants and of any default; risk related to government claims against Indivior for which we license, manufacture and sell Suboxone and which accounts for the substantial part of our current operating revenues; risks associated with Indivior’s announcement of its intention to cease production of its authorized generic buprenorphine naloxone film product, including the impact from loss of orders for the authorized generic product and risk of eroding market share for Suboxone and risk of sunsetting product; risks related to the outsourcing of certain sales, marketing and other operational and staff functions to third parties; risk of the rate and degree of market acceptance of our products and product candidates; the success of any competing products, including generics; risk of the size and growth of our product markets; risk of compliance with all FDA and other governmental and customer requirements for our manufacturing facilities; risks associated with intellectual property rights and infringement claims relating to the Company’s products; risk of unexpected patent developments; the impact of existing and future legislation and regulatory provisions on product exclusivity; legislation or regulatory action affecting pharmaceutical product pricing, reimbursement or access; claims and risks that may arise regarding the safety or efficacy of the Company’s products and product candidates; risk of loss of significant customers; risks related to legal proceedings, including patent infringement, investigative and antitrust litigation matters; changes in governmental laws and regulations; risk of product recalls and withdrawals; uncertainties related to general economic, political, business, industry, regulatory and market conditions and other unusual items; and other risks and uncertainties affecting the Company including those described in the “Risk Factors” section and in other sections included in the Company’s Annual Report on Form 10‑K  filed with the SEC on March 14, 2019 and in our quarterly reports on Form 10-Q. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date made. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. The Company assumes no obligation to update forward-looking statements or outlook or guidance after the date of this press release whether as a result of new information, future events or otherwise, except as may be required by applicable law.

Company Contacts:

Aquestive Therapeutics
Investor inquiries:
Stephanie Carrington
stephanie.carrington@icrinc.com
646-277-1282

Media inquiries
Mark Corbae
mark.corbae@icrinc.com
203-682-8288

Zambon
Valentina Saffioti
Global Head of Pharma Communication
Ph. +39 02 66524508
valentina.saffioti@zambongroup.com

1 Sources: CDC, “National Amyotrophic Lateral Sclerosis (ALS) Registry FAQ” https://wwwn.cdc.gov/als/alsfaq.aspx (Accessed January 2018), ALS Association, “Quick Facts about ALS” http://www.alsa.org/news/media/quick-facts.html (Accessed January 2018)

2 Sources: European Medicines Agency, https://www.ema.europa.eu/en/medicines/human/orphan-designations/eu3192155